                                                                   EXHIBIT 10.24

                          MODIFIED EARN-OUT AGREEMENT

     THIS MODIFIED EARN-OUT AGREEMENT (the "Agreement"), dated as of May 31, 2000, is by and among IMCO RECYCLING INC., a Delaware corporation ("IMCO"), MIDWEST ZINC CORPORATION, formerly known as Midwest Zinc-Millington, Inc., a Delaware corporation ("Midwest"), M. RUSS ROBINSON, a resident of Harris County, Texas, and HOWARD ROBINSON, a resident of Harris County, Texas, ("Employed Sellers").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, IMCO and the Employed Sellers, among others, entered into that certain Memorandum of Purchase and Sale Agreement (the "Purchase Agreement") dated as of July 21, 1998, pursuant to which IMCO acquired all of the outstanding shares of capital stock of U.S. Zinc Corporation, a Delaware corporation (the "Company"), from the Employed Sellers, among others; and

     WHEREAS, in connection with the Purchase Agreement, IMCO and the Employed Sellers entered into that certain Earn-Out Agreement dated July 21, 1998, as modified by that certain Memorandum dated effective December 30, 1999 by and between IMCO and the Employed Sellers (collectively, the "1998 Earn-Out Agreement"). A copy of the 1998 Earn-Out Agreement is attached hereto as Exhibit A; and

     WHEREAS, commensurate with the execution of this Agreement, Midwest has agreed to loan Weed Street L.L.C., an Illinois limited liability company ("Weed Street"), $2,440,000 as evidenced by a promissory note of even date herewith to be made by Weed Street to and in favor of Midwest in the original principal amount of $2,440,000 (the "Note") and the Employed Sellers have agreed to guaranty the obligations arising under the Note as evidenced by a guaranty of even date herewith executed by the Employed Sellers in favor of Midwest (the "Guaranty"); and

     WHEREAS, to secure repayment of the "Borrower's Liabilities" (as that term is defined in the Note and Guaranty) and as an inducement to Midwest to enter into and consummate the "Put Agreement" (as that term is defined in the Note), the Employed Sellers desire to (i) direct IMCO to pay all net Earn-Out Distributions to Midwest to be applied to the Borrower's Liabilities under the Note and (ii) provide Midwest with a security interest in all of their right, title and interest in and to this Agreement including, without limitation, the Earn-Out Distributions (collectively, the "Earn-Out Property"), on the terms and conditions hereinafter provided; and

     WHEREAS, IMCO, Midwest and the Employed Sellers desire that this Agreement replace and supercede the 1998 Earn-Out Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and the consummation of the loan evidenced by the Note the parties hereto agree as follows:

     1. Definitions. Capitalized terms used but not defined herein shall have the same meanings ascribed to such terms in the Purchase Agreement. In addition, the following terms have the meanings specified or referred to in this Section 1.

     "Earn-Out Distributions", "Earn-Out Periods" and "Earn-Out Term" shall have the respective meanings ascribed to those terms in Section 2(a).

     "Earn-Out Threshold" shall have the meaning ascribed to that term in
Section 2(d).

     "EBITDA" shall have the meaning ascribed to that term in Section 2(b).

     "Initial Period" shall mean that time period commencing July 1, 1998 and ending on December 31, 1998.

     "Zinc-Related Operations" means any other present or future business and operations of IMCO and its Subsidiaries (including that of Interamerican Zinc, Inc., an existing Subsidiary of IMCO) engaged principally in the business of recycling, processing and selling zinc and derivative products therefrom.

     2.  Earn-Out Distributions.

     (a) Subject to the terms and conditions of this Agreement, the Employed Sellers shall be entitled to receive earn-out distributions, if any, as they are earned as provided herein (the "Earn-Out Distributions"). Such amounts shall be earned and shall accrue over that certain period beginning January 1, 1999 and ending June 30, 2002 (the "Earn-Out Term"). Within the Earn-Out Term, there will be four Earn-Out Periods: the first Earn-Out Period to commence on January 1, 1999 and terminate on December 31, 1999 (the "1999 Earn-Out Period"); the second Earn-Out Period to commence on January 1, 2000 and terminate on December 31, 2000 (the "2000 Earn-Out Period"); the third Earn-Out Period to commence on January 1, 2001 and terminate on December 31, 2001 (the "2001 Earn-Out Period"); and the fourth Earn-Out Period to commence on January 1, 2002 and terminate on June 30, 2002 (the "2002 Earn-Out Period").

     (b) Subject to Section 2(e)(iii) below, any Earn-Out Distribution to be paid to the Employed Sellers for any Earn-Out Period shall be in an aggregate amount equal to a percentage (the "Applicable Percentage") (which, except as otherwise expressly set forth herein, shall be 60%) of the amount by which the consolidated Earnings Before Interest Expense, Income Taxes, Depreciation and Amortization for such Earn-Out Period, as determined on a consolidated basis in accordance with GAAP consistently applied from period to period ("EBITDA"), of the Company and its Subsidiaries (including that of Western Zinc, Inc. and MetalChem, Inc.) and IMCO's other Zinc-Related Operations (including any Zinc-Related Operations acquired by IMCO or any of its Subsidiaries during the Earn-Out Period) exceed the Earn-Out Threshold (as defined below).

     (c) The aggregate amount of all Earn-Out Distributions, if any, to be paid by IMCO with respect to the entire Earn-Out Term shall not in any event exceed $10,625,000; any liability of IMCO hereunder to pay any Earn-Out Distributions to the Employed Sellers shall terminate upon the payment by IMCO of aggregate Earn-Out Distributions equal to $10,625,000. In addition, the maximum amount of the Earn-Out Distributions, if any, which shall be required to be paid by IMCO with respect to each of the 1999, 2000 and 2001 Earn-Out Periods shall be $3,350,000 for the 1999 Earn-Out Period, $3,750,000 for the 2000 Earn-Out Period and $3,300,000 for the 2001 Earn-Out Period. There shall be no maximum amount of Earn-Out Distributions with respect to the 2002 Earn-Out Period.

     (d) As used herein, the term "Earn-Out Threshold" shall mean:

         (i) The Earn-Out Threshold prior to any adjustment described herein shall be (w) $13,680,000 for the 1999 Earn-Out Period, (x) $12,150,000 for
     the 2000 Earn-Out Period, (y) $12,320,000 for the 2001 Earn-Out Period, and
     (z) $6,060,000 for the 2002 Earn-Out Period. In addition, although no Earn-Out Distribution will be earned or paid with respect to the Initial Period, the Earn-Out Threshold with respect to the Initial Period shall, for the purposes of this Section 2.4(d), be $5,250,000.

          (ii) For each Earn-Out Period following an Earn-Out Period or the Initial Period in which any additional Zinc-Related Operation is acquired by IMCO or its Subsidiaries for a purchase price equal to $25,000,000 or less, the Earn-Out Threshold for such period shall be increased by an amount equal to 18% (9% in the case of the 2002 Earn-Out Period) of such purchase price of such after-acquired Zinc-Related Operation. In the event that the purchase price with respect to any acquisition of a Zinc-Related Operation is greater than $25,000,000, then the 18% multiplier set forth above in this Section 2(d)(ii) shall not be applicable, and substituted in lieu thereof with respect to any such acquisition shall be a multiplier of 15%; and the multiplier with respect to any such acquisition regarding the 2002 Earn-Out Period shall be 7.5% instead of 9%.

         (iii) For the Initial Period and for each of the 1999, 2000 and 2001 Earn-Out Periods, to the extent that the consolidated EBITDA of the Company and its Subsidiaries (including that of Western Zinc, Inc. and MetalChem, Inc.) and IMCO's other Zinc-Related Operations for the Initial Period or such Earn-Out Period exceeds the sum of (A) the Earn-Out Threshold (as it may be adjusted as herein provided) with respect to the Initial Period or such Earn-Out Period, as the case may be, plus (B) the quotient of (1) the amount of the maximum Earn-Out Distribution allowed for such Earn-Out Period, if any (as specified in Section 2(c)), divided by (2) the difference between one and the Applicable Percentage as then in effect, expressed as a decimal, such excess amount shall be carried forward to the next succeeding Earn-Out Period (including the 2002 Earn-Out Period) and shall thereby lower the Earn-Out Threshold for such next Earn-Out

     Period on a dollar-for-dollar basis. In addition, for the Initial Period and for each of the 1999, 2000 and 2001 Earn-Out Periods, to the extent that the consolidated EBITDA of the Company and its Subsidiaries and IMCO's other Zinc-Related Operations is less than the Earn-Out Threshold with respect to the Initial Period or such Earn-Out Period, as the case may be, the resulting deficit shall be carried forward to the next succeeding Earn-Out Period (including the 2002 Earn-Out Period) and thereby increase the applicable Earn-Out Threshold with respect to such next Earn-Out Period on a dollar-for-dollar basis.

     (e) (i)   Subject to Section 2(e)(ii) below, (a) Earn-Out Distributions, if any, with respect to any Earn-Out Period shall be paid to the Employed Sellers as they may designate in a writing signed by each of them and received by the Company on or before that date which is thirty (30) days before the first day of the next succeeding Earn-Out Period, and (b) if there is no such designation, such amounts will be paid in the following proportions: 50% to M. Russ Robinson, and 50% to Howard Robinson.

         (ii) Notwithstanding anything else in this Agreement to the contrary, as long as any Borrower's Liabilities remain outstanding under the Note, all Earn-Out Distributions, net of any tax or other deductions to be made under any provision of applicable law, required to be paid by IMCO to the Employed Sellers under this Agreement shall not be payable to the Employed Sellers, but instead, the Earn-Out Distributions shall be paid by IMCO to Midwest and applied against the Borrower's Liabilities due under the Note irrespective of whether the Borrower's Liabilities may then be due and payable. Once the Borrower's Liabilities due under the Note have been paid in full, then Earn-Out Distributions, if any, due and payable under this Agreement which have not been previously applied against the Borrower's Liabilities shall be paid by IMCO to the Employed Sellers in accordance with Section 2(e)(i) above.

         (iii) Except as expressly set forth herein, the Company shall not have any liability to any person for any damages, losses, or expenses that it may incur as a result of any action taken by M. Russ Robinson and Howard Robinson, or either of them, with respect to any such designation or failure to designate as contemplated above in this Section 2(e), and the Company shall be protected in relying in good faith upon any such writing from them in connection therewith. The Company shall not incur any liability with respect to any action taken or omitted in reliance upon any instrument executed by M. Russ Robinson and/or Howard Robinson, or its validity and effectiveness, or the truth and accuracy of any information contained therein which the Company shall, in good faith, believe to be genuine and to conform to the provisions of this Agreement. In the event of any disagreement between M. Russ Robinson or Howard Robinson or any of their respective heirs, administrators or legal representatives, or between them or any other person (except the Company), resulting in adverse claims and demands being made in connection with any Earn-Out Distribution, the Company shall be entitled to refuse to comply with any such claims or demands as long as such disagreement may continue, and in so refusing, shall make no delivery or other disposition of any property then held by it under this Agreement, and in so doing the Company shall be entitled to continue to refrain from acting until (i) the rights of the adverse claimants shall have been finally determined by an order of a court of competent jurisdiction, from which no appeal has or can be taken, or (ii) all differences shall have been adjusted by a binding agreement and the Company shall have been notified in writing of such agreement signed by the parties hereto. In the event of such disagreement, the Company may tender the particular Earn-Out Distribution into the custody of any court of competent jurisdiction, together with such legal proceedings as it deems appropriate.

         (iv) During the term of this Agreement, in the event that the employment of either Employed Seller is terminated for any reason as specified in Sections 3(a)(i) through 3(a)(iv) of those certain Employment
                  ----------------         --------
     Agreements dated as of July 21, 1998 by and between the Company and each of the Employed Sellers (the "Employed Sellers' Employment Agreements"), then the Employed Seller who is so terminated shall only be entitled to receive hereunder an amount equal to the Earn-Out Distribution for such Earn-Out Period in which his employment so terminated, multiplied by (i) 50%, if his employment terminated during the first half (i.e. the first six months or the first three months, as the case may be) of such Earn-Out Period; or
     (ii) 100%, if his employment terminated during the second half of such Earn-Out Period. With respect to all Earn-Out Periods following the Earn-Out Period during which an Employed Seller's employment with the Company was terminated for any of the reasons set forth in Sections 3(a)(i) through
                                                        ----------------
     3(a)(iv) of the Employed Sellers' Employment Agreements, such terminated
     --------
     Employed Seller shall not be entitled to receive any further Earn-Out Distributions as provided herein. In the event that the employment of either Employed Seller is terminated by the Company for any reason other than for a reason specified in Sections 3(a)(i) through 3(a)(iii) of the
                                    ----------------         ---------
     Employment Agreements or the Employed Seller terminates his Employment with the Company for "Good Reason" (as that term is defined in Section 5 of the Employed Sellers' Employment Agreements), then the Earn-Out Distributions to be accrued for and payable to such terminated Employed Seller shall thereafter continue to be paid to such terminated Employed Seller as if he had remained employed with the Company for the remainder of the term of this Agreement as follows: (x) for the Earn-Out Period with respect to which his employment so terminates, the entire amount of the Earn-Out Distribution payable (based on the Applicable Percentage being 60%); and
     (y) for each subsequent Earn-Out Period for the remainder of the term of this Agreement, an amount equal to the Earn-Out Distribution accrued and otherwise payable with respect to each such Earn-Out Period (based on the Applicable Percentage being 40%). Notwithstanding anything to the contrary contained in this Agreement, in the event that either Employed Seller's term of employment is terminated for the reasons set out in Sections
                                                                 --------
     3(a)(ii), 3(a) (iii) or 3(a)(iv) of such Employed Seller's Employment
     --------------------------------
     Agreement, then the remaining Employed Seller shall be entitled to the entire Earn-Out Distribution, if any, that is not payable to the terminated Employed Seller.

     (f) Subject to Section 2(e)(ii) above, any Earn Out Distribution payable as set forth herein will be paid by IMCO to the Employed Sellers on or before April 1 of the calendar year following the Earn-Out Period to which such Earn-Out Distribution relates. Notwithstanding anything else to the contrary contained in Sections 2(e)(i) and 2(e)(ii), it is hereby understood and agreed that IMCO shall have the right to deduct, prior to payment, from any and all Earn-Out Distributions to be paid all taxes which may be required to be deducted or withheld therefrom under any provision of applicable law (including but not limited to social security payments, federal and state income tax withholding and any other required deductions). IMCO will deliver to the Sellers and Midwest no later than March 20 following each Earn-Out Period, a certificate certifying as to (i) the consolidated EBITDA of the Company and its Subsidiaries and IMCO's other Zinc-Related Operations for the Earn-Out Period then ended, (ii) the Earn-Out Threshold, as adjusted, for the Earn-Out Period then ended and (iii) the amount of such Earn-Out Distribution applicable to such Earn-Out Period then ended (the "Certificate"). The consolidated EBITDA of the Company and its Subsidiaries and IMCO's other Zinc-Related Operations shall be (i) determined consistent with the accounting policies and procedures of IMCO in accordance with GAAP consistently applied with U.S. dollars as the functional currency, (ii) derived from the consolidated financial statements of the Company and its Subsidiaries pursuant to Section 2(b) above, as included in IMCO's consolidated financial statements, excluding allocated charges but including direct charges (i.e., actual costs for services provided by or incurred by IMCO and/or its subsidiaries for the benefit of the Company and/or its Subsidiaries), and (iii) consistent with Schedule A
                                                                   ----------
which is attached hereto and made a part hereof. Notwithstanding anything else to the contrary in this Agreement, IMCO and the Employed Sellers expressly agree that the consolidated EBITDA of the Company and its Subsidiaries and IMCO's other Zinc-Related Operations for the 1999 Earn-Out Period shall not include any gain from the sale of land and other real property.

     (g) As used in this Section 2, the term "purchase price" with respect to the acquisition by IMCO or its Subsidiaries of any after-acquired Zinc-Related Operation shall mean the value of all cash, securities, property or assumption of debt by IMCO or any of its Subsidiaries, and any other forms of payment paid or to be paid, directly or indirectly, by IMCO or any of its Subsidiaries pursuant to such acquisition. If all or part of the purchase price is represented by securities, the value thereof shall be determined as follows:

         (i) For securities which are publicly traded, the average closing sale price for such securities for the twenty trading days prior to the consummation of such acquisition;

         (ii) For securities for which no market exists, as mutually agreed upon in good faith by IMCO and the Employed Sellers as determined prior to the closing of such acquisition.

     Any inability to agree upon the value of the securities described in the foregoing will be resolved through submission of the matter to binding arbitration by IMCO and the Employed Sellers (pursuant to Section 4 hereof).

     (h) Notwithstanding any provision contained in this Section 2, neither IMCO nor any of its Subsidiaries shall be under any obligation whatsoever to acquire or purchase any additional Zinc-Related Operations.

     3.  Security Agreement.

     (a) To secure the prompt payment to Midwest of the Borrower's Liabilities and the prompt, full and faithful performance of all the provisions to be kept, observed or performed by the Employed Sellers and Weed Street under the Note and Guaranty, the Employed Sellers hereby grant to Midwest a security interest in and to (i) the Earn-Out Property, (ii) all accessions to the foregoing and all substitutions, renewals, improvements and replacements of and additions to the foregoing, and (iii) all products and proceeds of the foregoing, including without limitation, proceeds of insurance policies insuring the foregoing (individually and collectively, the "Collateral").

     (b) The Employed Sellers shall execute and deliver to Midwest, at the request of Midwest, all agreements, instruments and documents that Midwest may reasonably request (including, without limitation, a UCC-1), in form and substance acceptable to Midwest, to perfect and maintain perfected Midwest's security interest in the Collateral and to consummate the transactions contemplated in or by this Agreement, the Note and Guaranty.

     (c) The Employed Sellers warrant, represent to and covenant with Midwest that (i) Midwest's security interest in the Collateral is now and at all times hereafter shall be perfected and have a first priority; (ii) the address specified in Section 11 below is the Employed Sellers' permanent residence; and
(iii) the Employed Sellers will give immediate notice to Midwest of any change in the Employed Sellers' permanent residences.

     (d) The occurrence of any one of the following events shall constitute a default ("Event of Default") under this Agreement: (i) if the Employed Sellers fail or neglect to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Agreement, which is required to be performed, kept or observed by the Employed Sellers; (ii) if Weed Street or the Employed Sellers fail to pay any of the Borrower's Liabilities under the Note or Guaranty, when due and payable or declared due and payable;
(iii) if the Collateral is attached, seized, subjected to a writ of distress warrant or is levied upon, or becomes subject to any lien, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; (iv) if Weed Street or the Employed Sellers become insolvent or generally fail to pay, or admit in writing its/their inability to pay, debts as they become due; (v) if a petition under Title 11, United States Code or any similar law or regulation shall be filed by or against the Employed Sellers or Weed Street; (vi) if Weed Street or the Employed Sellers shall make an assignment for the benefit of its/their creditors or if any case or proceeding is filed by or against Weed Street or the Employed Sellers for its/their dissolution or liquidation; or (vii) if a notice of lien, levy or assessment is filed of record or given to the Employed Sellers with respect to the Collateral by any federal, state of local department or agency.

     (e) All of Midwest's rights and remedies under this Agreement are cumulative and non-exclusive. Upon an Event of Default, Midwest, in its sole and absolute discretion, may exercise any one or more of the rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant state or any other applicable law with respect to the Collateral.

     (f) This Agreement, or a carbon, photographic, photostatic copy, or other reproduction of this Agreement or of any Uniform Commercial Code financing statement covering the Collateral or any portion thereof, shall be sufficient as a Uniform Commercial Code financing statement and may be filed as such.

     4.  Dispute Resolution.

     (a) In the event of any dispute or claim relating to or arising out of the subject matter of this Agreement, IMCO and the Employed Sellers hereby agree that all such disputes or claims shall be submitted to binding arbitration under the Federal Arbitration Act in Houston, Texas. Any arbitration shall be conducted under the auspices of, and the rules of, the American Arbitration Association, or such other procedures as the Employed Sellers and IMCO may agree to at the time, before a tribunal of three arbitrators, one of which shall be selected by the Employed Sellers and IMCO and the third shall be selected by the two arbitrators previously elected. Any award issued as a result of such arbitration shall be final and binding on the Employed Sellers and IMCO, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The Employed Sellers and IMCO will each be deemed to have voluntarily and knowingly entered into an agreement to arbitration under this Section 4 by entering into this Agreement.

     (b) Notwithstanding anything else to the contrary contained in Section 4(a) above, Section 4(a) of this Agreement shall not apply to any disputes that arise as a result of, relating to or in connection with Section 3 above.

     (c) IMCO and the Employed Sellers acknowledge and confirm that they have not been able to resolve the "Basket Issue", an issue that they agree affects only the calculation of the consolidated EBITDA for the Initial Period and the 1999 Earn-Out Period. Specifically, the Basket Issue is whether or not the consolidated EBITDA for the Initial Period and the 1999 Earn-Out Period shall be reduced by the total amount of the "Damages" (as that term is defined in the Purchase Agreement) incurred in 1998 and 1999 for matters described in Section
6.3 or in clauses 6.2(a), 6.2(b) and 6.2(c) of the Purchase Agreement. IMCO and the Employed Sellers expressly agree that they will not apply the provisions of
Section 4(a) of this Agreement to resolve the Basket Issue. Instead, they will engage a mutually agreeable third party arbitrator to resolve the Basket Issue with the cost borne by IMCO. IMCO and the Employed Sellers agree to use their best efforts to select the third party arbitrator and resolve the "Basket Issue" by June 30, 2000; provided, however, that notwithstanding anything contained to
                  ------------------
the contrary in this Agreement, if the parties do not resolve the Basket Issue by June 30, 2000 then the provisions of Section 4(a) above will govern the resolution of the Basket Issue. If the Employed Sellers win the arbitration, within fifteen (15) days after the arbitrator's final decision each of the Employed Sellers will be paid $120,000 less all taxes which may be required to be deducted or withheld therefrom under any provision of applicable law including but not limited to social security payments, federal and state income tax withholding and any other required deduction. The Employed Sellers each expressly agree that the amount that is in dispute due to the Basket Issue ($120,000 for each of the Employed Sellers) is the maximum amount of pre-tax Earn-Out Distribution that the Employed Sellers can earn with respect to the Initial Earn-Out Period and the 1999 Earn-Out Period. If IMCO wins the arbitration, IMCO will not owe the Employed Sellers any Earn-Out Distributions for the Initial Period or the 1999 Earn-Out Period. Regardless of which party wins the arbitration, IMCO and the Employed Sellers agree that for purposes of the this Agreement at least $400,000 of Damages will be considered to have been incurred during 1998 and 1999 for matters described in Sections 6.3, 6.2(a), 6.2(b) and 6.2(c) of the 1998 Purchase Agreement.

     5. Attorneys' Fees. The prevailing party shall be entitled to recover from the losing party its attorneys' fees and costs incurred in any action brought to enforce any right arising out of this Agreement.

     6. Interpretation and Severability. This Agreement shall be interpreted in accordance with and governed by the laws of the State of Texas. The invalidity or unenforceability of any provisions(s) of this Agreement shall not affect the validity or enforceability of any other provision(s) of this Agreement, which shall remain in full force and effect.

     7.  Successors and Assigns.

     (a) This Agreement shall be binding upon and shall inure to the benefit of the IMCO and Midwest, their successors and assigns, and IMCO and Midwest shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that IMCO and Midwest would be required to perform it if no such succession or assignment had taken place. The term "IMCO" or "Midwest" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of IMCO or Midwest (including this Agreement) whether by operation of law or otherwise.

     (b) Except with respect to the designations as provided in Section 2(e) hereof, neither this Agreement nor any right or interest hereunder shall be assignable or transferable by either Employed Seller, his beneficiaries or legal representatives, except with the prior written consent of IMCO and Midwest. This Agreement shall inure to the benefit of and be enforceable by each Employed Seller's legal personal representative.

     8. Entire Agreement. This Agreement, together with the applicable provisions of, and exhibits to, the Purchase Agreement, the Put Agreement, the Note and the Guaranty, constitutes the entire agreement between the Employed Sellers, Midwest and IMCO regarding the subject matter herein and is the final and complete expression of their intent. This Agreement replaces and supercedes the 1998 Earn-Out Agreement in its entirety. No prior or contemporaneous negotiations, promises, agreements, covenants or representations of any kind or nature, whether made orally or in writing, have been made by the parties which are not expressly contained herein.

     9. Modification. This Agreement may only be modified or amended by a supplemental written agreement executed by IMCO, Midwest and each of the Employed Sellers.

     10. Miscellaneous. This Agreement (i) shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, and (ii) may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Section headings hereof are included solely for convenience of reference and are not to be considered part of this Agreement.

     11. Notices. All notices or other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, transmitted by telecopier or mailed by registered or certified first class mail, postage prepaid, return receipt requested to the parties hereto at the address set forth below (as the same may be changed from time to time by notice similarly given) or the last known business or residence address of such other person as may be designated by either party hereto in writing.

         IMCO and/or Midwest:

               Jeffrey S. Mecom
               IMCO Recycling Inc.
               5215 North O'Connor Blvd.
               Irving, Texas 75039
               Facsimile No.: (972) 401-7342

         Employed Sellers:

               Mr. M. Russ Robinson and Mr. Howard Robinson
               U.S. Zinc Corporation
               6020 Navigation St.
               Houston, TX 77001
               Facsimile No.: (713) 923-1783

     12. Captions. The title of this Agreement and the headings of the various paragraphs of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

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

     13. Waiver. Failure of any of the parties hereto to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times. No waiver shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth.

     14. Acknowledgement of the Parties and Construction of Terms. The parties hereto acknowledge and agree that they have read and fully understand this Agreement, that they have had a full and fair opportunity to evaluate this Agreement and the transactions and other matters contemplated by this Agreement, that they have had the full and fair opportunity to consult with and have consulted with their own attorneys, accountants and other business advisors and counselors of their choice in connection with the negotiation, evaluation, execution and delivery of this Agreement and the other documents attached hereto, and the consummation of the transactions contemplated by this Agreement, and that, in light of the foregoing and under circumstances taken as a whole, this Agreement and the transactions contemplated by this Agreement are fair to them. This Agreement has been drafted jointly by the parties in full consultation with their respective attorneys, and no ambiguity in this Agreement shall be interpreted or construed against any of the parties.

                           [signature page follows]

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

     IN WITNESS WHEREOF, each party hereto has executed or caused this Agreement to be executed on its behalf, all on the day and year first above written.

                                             IMCO

                                             IMCO RECYCLING INC.


                                             By:_______________________
                                             Name:_____________________
                                             Title:____________________


                                             MIDWEST

                                             MIDWEST ZINC CORPORATION


                                             By:_______________________
                                             Name:_____________________
                                             Title:____________________


                                             EMPLOYED SELLERS


                                             __________________________
                                             M. RUSS ROBINSON


                                             __________________________
                                             HOWARD ROBINSON

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